UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549

                         FORM 8-K/A

                       CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                      February 24, 1997
              (Date of earliest event reported)


               ELECTRONIC FAB TECHNOLOGY CORP.
   (Exact name of registrant as specified in its charter)


               Commission file number: 0-23332

          Colorado                                  84-0854616
   (State or other jurisdiction of              (I.R.S. Employer
   incorporation or organization)               Identification No.)

                    7251 West 4th Street
                Greeley, Colorado 80634-9763
          (Address of principal executive offices)


                       (970) 353-3100
   (Registrant's telephone number, including area code)






   ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

   (a) Financial Statements of Businesses Acquired

        The following financial statements of Current Electronics, Inc and Current Electronics Washington, Inc. are attached:

        Appendix I     Current Electronics, Inc. and Current Electronics
                       Washington, Inc., Combined Balance Sheets as of
                       September 30,1996 and 1995, and Combined Statements of Income and Retained Earnings and Cash Flows for the three years ended September 30,1996.

   (b) Pro Forma Financial Information

        The proforma financial information is attached as Appendix II.

     Exhibits

       23. Consent of Independent Public Accountants


                         SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              Electronic Fab Technology Corp.


                              \s\Stuart Fuhlendorf
                              Stuart Fuhlendorf
   Date: May 2, 1997          V.P. Finance and CFO




                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




   To the Shareholders of
   Current Electronics, Inc. and Current Electronics Washington, Inc.:

   We have audited the accompanying combined balance sheets of Current Electronics, Inc. (an Oregon Corporation) and Current Electronics Washington, Inc. (a Washington S Corporation) as of September 30, 1996 and 1995, and the related combined statements of income and retained earnings and cash flows for the years then ended. These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these combined financial statements and supplementary combining information based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Current Electronics, Inc. and Current Electronics Washington, Inc. as of September 30, 1996 and 1995, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.



                                   ARTHUR ANDERSEN  LLP

   Portland, Oregon,
      November 25, 1996




                          REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

  To the Shareholders of Current Electronics, Inc. and
  Current Electronics Washington, Inc.:

  We have audited the accompanying combined statements of income and retained earnings and cash flows of Current Electronics, Inc. (an Oregon Corporation) and Current Electronics Washington, Inc. (a Washington S Corporation) for the year ended September 30, 1994. These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Current Electronics, Inc. and Current Electronics Washington, Inc. for the year ended September 30, 1994, in conformity with generally accepted accounting principles.

                                      ARTHUR ANDERSEN LLP

  Portland, Oregon,
     April 4, 1997




                            CURRENT ELECTRONICS, INC. AND

                        CURRENT ELECTRONICS WASHINGTON, INC.


                 COMBINED BALANCE SHEETS SEPTEMBER 30, 1996 AND 1995



                                       ASSETS


                                                                 1996                   1995

   CURRENT ASSETS:
     Cash and cash equivalents . . . . . . . . . . . . . .    $   580,839           $  252,323
     Accounts receivable, net of allowance for doubtful
       accounts of $34,000 and $6,774. . . . . . . . . . .      1,929,142            1,506,049

     Inventories . . . . . . . . . . . . . . . . . . . . .      3,826,074            1,860,951
     Prepaid expenses. . . . . . . . . . . . . . . . . . .        109,077               24,809

        Total current assets. . . . . . . . . . . . . . . .     6,445,132            3,644,132

   PROPERTY, PLANT AND EQUIPMENT, net. . . . . . . . . . . .    2,337,317            2,171,347

   OTHER ASSETS. . . . . . . . . . . . . . . . . . . . . . .      140,201               73,197

       Total assets. . . . . . . . . . . . . . . . . . . . .   $8,922,650           $5,888,676


                        LIABILITIES AND SHAREHOLDERS' EQUITY


   CURRENT LIABILITIES:
     Accounts payable. . . . . . . . . . . . . . . . . . . .   $1,386,274           $  636,264
     Accrued liabilities . . . . . . . . . . . . . . . . . .      766,020              643,863
     Income taxes payable. . . . . . . . . . . . . . . . . .       99,953              247,764
     Notes payable . . . . . . . . . . . . . . . . . . . . .      650,000                 -
     Current portion of long-term debt . . . . . . . . . . .      599,019              500,948


         Total current liabilities . . . . . . . . . . . . .    3,501,266            2,028,839

   DEFERRED INCOME TAXES . . . . . . . . . . . . . . . . . .      122,000              289,000

   LONG-TERM DEBT. . . . . . . . . . . . . . . . . . . . . .      977,826              815,751

         Total liabilities . . . . . . . . . . . . . . . . .    4,601,092            3,133,590

   SHAREHOLDERS' EQUITY:
     Preferred stock . . . . . . . . . . . . . . . . . . . .         -                    -
     Common stock. . . . . . . . . . . . . . . . . . . . . .       33,000               33,000
     Retained earnings . . . . . . . . . . . . . . . . . . .    4,288,558            2,722,086

         Total shareholders' equity. . . . . . . . . . . . .    4,321,558            2,755,086

         Total liabilities and shareholders' equity. . . . .   $8,922,650           $5,888,676



    The accompanying notes are an integral part of these combined balance sheets.


                            CURRENT ELECTRONICS, INC. AND

                        CURRENT ELECTRONICS WASHINGTON, INC.

                 COMBINED STATEMENTS OF INCOME AND RETAINED EARNINGS

               FOR THE YEARS ENDED SEPTEMBER 30, 1996, 1995 AND 1994




                                                            1996             1995            1994
   NET SALES                                            $32,520,438      $17,169,805     $11,066,863
   COST OF SALES                                         27,075,305       13,471,626       8,611,474
         Gross profit                                     5,445,133        3,698,179       2,455,389
   SELLING, GENERAL ADMINISTRATIVE EXPENSES               2,792,814        1,976,702       1,796,962
         Income from operations                           2,652,319        1,721,477         658,427
   OTHER INCOME (EXPENSE):
     Other income, net                                        9,345           34,603           9,218
     Interest expense, net                                 (101,192)        (129,315)        (63,121)
         Total other income (expense)                       (91,847)         (94,712)        (53,903)
         Income before income taxes                       2,560,472        1,626,765         604,524
   PROVISION (BENEFIT) FOR INCOME TAXES:
     Current                                                921,000          438,435         100,000
     Deferred                                              (167,000)          42,000         104,000

                                                            754,000          480,435         204,000

   NET INCOME                                             1,806,472        1,146,330         400,524
   RETAINED EARNINGS, beginning of year                   2,722,086        1,650,756       1,250,232
   DIVIDENDS                                               (240,000)         (75,000)           -
   RETAINED EARNINGS, end of year                       $ 4,288,558      $ 2,722,086     $ 1,650,756

   The accompanying notes are an integral part of these combined statements.


                            CURRENT ELECTRONICS, INC. AND

                        CURRENT ELECTRONICS WASHINGTON, INC.

                          COMBINED STATEMENTS OF CASH FLOWS
               FOR THE YEARS ENDED SEPTEMBER 30, 1996, 1995 AND 1994



                                                               1996               1995           1994

   CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income. . . . . . . . . . . . . . . . . . . . .    $1,806,472         $1,146,330      $400,524
     Adjustments to reconcile net income to cash
       provided by operating activities-
         Depreciation and amortization . . . . . . . . .       576,378            475,944       350,874
         Loss on sale of property. . . . . . . . . . . .         2,491               -            4,533
         Deferred income taxes . . . . . . . . . . . . .      (167,000)            42,000       104,569
         Changes in operating accounts:
            Accounts receivable. . . . . . . . . . . . .      (423,093)          (673,973)     (100,461)
            Inventories. . . . . . . . . . . . . . . . .    (1,717,929)          (902,338)      (38,628)
            Prepaid expenses . . . . . . . . . . . . . .       (84,268)           (13,042)        2,117
            Accounts payable . . . . . . . . . . . . . .       750,010            458,679        11,889
            Accrued liabilities. . . . . . . . . . . . .       122,157            295,885       (56,053)
            Income taxes payable . . . . . . . . . . . .      (147,811)           264,339      (199,826)

               Net cash provided by operating activities       717,407          1,093,824       479,538

   CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchases of property and equipment . . . . . . . .      (768,867)        (1,061,820)     (777,128)
     Proceeds from disposal of property and equipment. .        24,028               -             -
     Key Man Insurance . . . . . . . . . . . . . . . . .       (67,004)           (24,269)      (48,928)

               Net cash used in investing activities . .      (811,843)        (1,086,089)     (826,056)

   CASH FLOWS FROM FINANCING ACTIVITIES:
     Net borrowings under lines of credit. . . . . . . .       650,000               -             -
     Proceeds from new long-term borrowings. . . . . . .     1,285,344            551,539       691,496
     Repayments of long-term debt. . . . . . . . . . . .    (1,272,392)          (389,881)     (409,334)
     Dividends paid. . . . . . . . . . . . . . . . . . .      (240,000)           (75,000)         -
     Issuance of common stock. . . . . . . . . . . . . .          -                  -            3,000

               Net cash provided by financing activities       422,952             86,658       285,162

               Net increase (decrease) in cash and cash
                  equivalents. . . . . . . . . . . . . .       328,516             94,393       (61,356)

   CASH AND CASH EQUIVALENTS, beginning of period. . . .       252,323            157,930       219,286

   CASH AND CASH EQUIVALENTS, end of period. . . . . . .    $  580,839        $   252,323   $   157,930


   SUPPLEMENTAL CASH FLOW DISCLOSURES:
     Cash paid for interest. . . . . . . . . . . . . . .     $ 143,109          $ 129,239      $ 63,121
     Cash paid for taxes . . . . . . . . . . . . . . . .     1,073,489            158,000       381,809
     Issuance of note in exchange for inventories
        (noncash operating activity) . . . . . . . . . .       247,194               -             -

   The accompanying notes are an integral part of these combined statements.



   CURRENT ELECTRONICS, INC.
   CURRENT ELECTRONICS WASHINGTON, INC.

   Notes to Combined Financial Statements




   1.  DESCRIPTION OF BUSINESS:

   Current Electronics, Inc. (CEI) was incorporated on December 29, 1983 in the State of Oregon. CEI's primary business is contract manufacturing of electronic circuit boards and other components for its customers, who are located primarily in the Portland metropolitan area.

   Current Electronics Washington, Inc. (CEWI) was incorporated as an S Corporation in the State of Washington in 1994 and is also a contract manufacturer of electronic circuit boards. CEWI's primary customer is in Redmond, Washington.

   CEI and CEWI (the Companies) provide contract manufacturing on both a consigned basis (customer retains title to the raw materials) and turnkey basis (the Companies own the raw materials).

   2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:



   Principles of Combination

   The financial statements combine the accounts of the Companies, after elimination of intercompany items and transactions. These companies are being combined as they are under common ownership and management. The accounting policies referred to below represent the policies of both companies, unless otherwise specified.

   Cash Equivalents

   Cash equivalents consists of short-term, highly liquid investments with maturities at the date of purchase of 90 days or less.

   Inventories

   Inventories are valued at standard cost which approximates lower of cost (first-in, first-out) or market, and include materials, labor and manufacturing overhead.

   Property and Equipment

   Property and equipment are stated at cost. Depreciation and amortization are provided using the straight-line method over the estimated useful lives of the assets: Machinery and production equipment--5 to 15 years and furniture, fixtures and computer equipment--5 to 7 years. Leasehold improvements are amortized over the estimated useful life of the asset.

   Advertising

   Advertising costs are expensed as incurred. For the fiscal years ended September 30, 1996, 1995 and 1994, advertising costs were $48,266, $24,642 and $33,357, respectively.

   Revenue Recognition

   Revenues are recognized when the product is shipped to the customer.

   Concentrations of Credit Risk

   The Companies' revenues are principally generated from a small number of electronics companies based in Oregon and Washington. During 1996, four of the Companies' customers accounted for 74% of combined net sales. For the year ended September 30, 1995, three customers accounted for 52% of combined net sales. For the year ended September 30, 1994, four customers accounted for 63% of combined net sales. Historically, the Companies have not incurred significant losses related to its accounts receivable. However, the loss of any one customer could have a significant impact on the future results of the Companies' operations.

   Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results may differ from those estimates and such differences could be material to the financial statements.

   Recent Pronouncement

   In 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121 (SFAS 121), "Accounting for the impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." SFAS 121 requires an assessment of impairment of long-lived assets under certain conditions and recognition of loss in the event the net book value of such assets exceeds the future undiscounted cash flows attributable to such assets. In such instances a loss would be recorded based on the fair market value of the applicable asset. SFAS 121 is effective for the Companies' fiscal year ending September 30, 1997. Adoption of SFAS 121 is not expected to have a material impact on the Company's financial position or results of operations.

   Reclassifications

   Certain balances for prior periods have been reclassified to be consistent with the September 30, 1996 presentation.

   3.  RELATED PARTY TRANSACTIONS:

   CEI and CEWI lease office and factory space from Hewitson, Hewitson and Hewitson (HHH), a partnership which is comprised of the majority shareholders of CEI. Lease rates between the Companies and these shareholders are based on estimated fair market values. Rents paid to the partnership for the years ended September 30, 1996, 1995 and 1994 were $428,402, $259,720 and $182,520, respectively.

   CEI provides selling, general and administrative services to CEWI. Services totaling $150,000, $60,000 and $0 were allocated to CEWI for the years ended September 30, 1996, 1995 and 1994, respectively.

   CEI owes HHH a combined total of $59,066 under a note (see Note 9) as of September 30, 1996. CEI owed the partnership $113,055 under two notes at September 30, 1995. CEI owed HHH a total of $39,190 under a note as of September 30, 1994.

   4.  OPERATING LEASES:

   Total rental expense under operating leases was $472,212, $362,241 and $232,516 during fiscal 1996, 1995 and 1994, respectively. Future minimum lease payments under noncancelable operating leases as of September 30, 1996 are as follows:


               Year Ended September 30,         CEI            CEWI
                        1997                  $266,778      $  96,000
                        1998                    73,408         16,000
                        1999                     3,186           --

                                              $343,372       $112,000


   The  Companies' lease payments principally represent commitments under
   the related  party facility lease agreement described in   Note 3.

   5.  INVENTORIES:

   Inventories consisted of the following at September 30:

                                                1996           1995
       Raw materials                         $2,892,338     $1,163,165
       Work in process                          827,437        484,555
       Finished goods                           106,299        213,231

                                             $3,826,074     $1,860,951


   6.  PROPERTY, PLANT AND EQUIPMENT:

   Property, plant and equipment consisted of the following at September 30:

                                                 1996          1995
       Machinery and equipment               $2,897,719   $  2,771,774
       Leasehold improvements                   705,557        575,149
       Computer equipment                       626,032        279,188
       Furniture and fixtures                   138,184        121,414
                                              4,367,492      3,747,525
       Less--Accumulated depreciation and
         amortization                         2,030,175      1,576,178
                                             $2,337,317   $  2,171,347


   7.  OTHER ASSETS:

   Other assets include the cash surrender value of key man life insurance policies where the Company is the beneficiary. At
   September 30, 1996, the face amounts of these policies total
   $5,019,005.

   8.  NOTES PAYABLE:

   CEI has a revolving line of credit arrangement with Wells Fargo Bank which allows for borrowings up to $900,000 with interest payable at 1.25% above the existing prime rate at the date of draw down. The line expired September 30, 1996. Upon expiration, this line of credit arrangement was converted to term debt bearing interest at 7.75%, payable in monthly installments of $5,583 including interest through September 2001, secured by machinery and equipment and personally guaranteed by the shareholders of CEI.

   CEI has an additional revolving line of credit arrangement with Wells Fargo Bank which allows for borrowings up to $1,200,000 with interest payable at 1.00% above the existing prime rate at the date of draw down. The line expires March 31, 1997. The line of credit is personally guaranteed by the shareholders of CEI. There was $650,000 outstanding at September 30, 1996 under the line of credit.

   The loan agreements contain restrictive covenants for certain items, such as borrowings and dividends. As of September 30, 1996, CEI was in compliance with such covenants.

   9.  LONG-TERM DEBT:

   Long-term debt at September 30, 1996 and 1995 is comprised of the following:


                                                                  1996              1995

  Note payable to Wells Fargo Bank, converted upon
     expiration of line of credit at September 30, 1996
     (see Note 8)                                             $   335,000      $     --
  Note payable to Hewitson, Hewitson, Hewitson and
     Hewitson, a related party, payable on demand, with
     interest at 10% per annum                                     59,066         106,171
  Note payable to Wells Fargo Bank, maturing April 2001,
     payable in monthly installments of $2,157 including
     interest at 7.75% per annum; secured by machinery
     and equipment                                                 99,590            --
  Note payable to Wells Fargo Bank, maturing June 2000,
     payable in monthly installments of $14,841 including
     interest at 8.75% per annum; secured by machinery
     and equipment                                                567,597         675,451
  Note payable to Wells Fargo Bank, maturing September
     1999, payable in monthly installments of $7,430
     including interest at 9.5% per annum; secured by
     machinery and equipment                                      231,960         290,680
  Note payable to Wells Fargo Bank, maturing November
     1997, payable in monthly installments of $2,289,
     including interest at 9.0% per annum; secured by
     machinery and equipment                                       30,288          51,998
  Note payable to Wells Fargo Bank, maturing November
     1997, payable in monthly installments of $350
     including interest at 7.0% per annum                           4,683           8,108
  Unsecured noninterest-bearing note payable to
     customer, maturing May 1997, payable in monthly
     installments of $41,199                                      247,194            --
  Note payable to Hewitson, Hewitson and Hewitson,
     repaid in 1996                                                  --             6,884
  Note payable to Wells Fargo Bank, maturing October
     1996, payable in monthly installments of $1,496
     including interest at 7.75% per annum; secured by
     machinery and equipment                                        1,467          17,210
  Note payable to Wells Fargo Bank, repaid in 1996                   --            57,718
  Note payable to Wells Fargo Bank, repaid in 1996                   --            72,588
  Note payable to customer, repaid in 1996                           --            21,523
  Note payable to Wells Fargo Bank, repaid in 1996                   --             8,368

                                                                1,576,845       1,316,699
  Less--Current portion                                           599,019         500,948

  Long-term debt                                              $   977,826     $   815,751


   Future payments under long-term debt arrangements, by year, are as follows:


                             Year Ended September 30,

                                      1997                 $   599,019
                                      1998                     294,141
                                      1999                     315,208
                                      2000                     205,840
                                      2001                      72,282
                                   Thereafter                   90,355

                                                            $1,576,845

   10.  PROFIT SHARING PLAN:

   The Companies maintain a contributory employees' profit sharing plan which covers all eligible employees of the Company. The plan provides for annual contributions in an amount to be determined by the Companies' Board of Directors at its discretion. CEI's contribution for the years ended September 30, 1996, 1995 and 1994 was approximately $285,000, $125,000 and $92,000 , respectively.

   11.  INCOME TAXES:

   CEI accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS 109). Under the liability method specified by SFAS 109, the deferred tax assets and liabilities are determined based on the temporary differences between the financial statement and tax bases of assets and liabilities as measured by the enacted tax rates for the years in which the taxes are expected to be paid. At September 30, 1996 and 1995, total deferred tax liabilities were $122,000 and $289,000, respectively. In 1995, deferred tax liabilities primarily represent tax depreciation differences and utilization of cash method for tax purposes on consigned sales. In 1996, these deferred tax liabilities primarily represent book/tax depreciation differences. There were no significant deferred tax assets at September 30, 1996 and 1995.

   CEWI has elected to be taxed as an S corporation. Earnings and losses for federal tax purposes will be included in the personal income tax returns of the shareholders. Accordingly, there is no provision for income taxes or deferred taxes reflected in the accompanying combined financial statements related to CEWI.

   CEI's effective tax rate of 33%, 39% and 48% for fiscal 1996, 1995 and 1994, respectively, differs from the federal statutory rate primarily due to state taxes and nondeductible officer life insurance premiums. The 1996 effective rate is lower than the 1995 effective rate principally due to a one-time credit allowed by the State of Oregon and corrections of prior year estimates.

   12.  SHAREHOLDERS' EQUITY:

   Both CEI and CEWI have 2,000,000 shares common stock authorized and 1,000,000 shares preferred stock authorized, with a par value of $.01 per share. At September 30, 1996 and 1995, 300 shares of common stock were issued and outstanding for both Companies. Subsequent to September 30, 1996, the Board of Directors approved a 100-for-one stock split for CEI. CEWI paid $240,000, $75,000 and $0 of dividends for the years ended September 30, 1996, 1995 and 1994, respectively.

   CEI and CEWI maintain shareholder agreements which restrict the nature in which shares can be disposed. In accordance with these agreements, the Company and/or its shareholders have right of first refusal as to the purchase of any shares being disposed. The purchase price of such shares is based on the estimated fair market due at date of disposition, as determined by the Companies' Board of Directors or independent appraiser.




               UNAUDITED PRO FORMA CONDENSED
                   FINANCIAL INFORMATION

     The following unaudited pro forma condensed financial information is based upon the historical financial statements of Electronic Fab Technology Corp. ("EFTC") and the historical combined financial statements of Current Electronics, Inc. and Current Electronics (Washington), Inc. (collectively, the "CE Companies").

     The unaudited pro forma condensed balance sheet presents the combined financial position of EFTC as of December 31,1996 and the CE Companies as of September 30, 1996 assuming EFTC had completed a business combination with the CE Companies as of December 31,1996 using the purchase method of accounting. Accordingly, the combined identifiable assets and liabilities of the CE Companies have been adjusted to their estimated fair values based upon a preliminary purchase price of approximately $10.9 million.

     The unaudited condensed pro forma statement of operations assumes the business combination occurred on January 1, 1996 and includes the historical operations of EFTC for the year ended December 31,1996 and the historical operations of the CE Companies for the fiscal year ended September 30, 1996, adjusted for the pro forma effects of the business combination.

     The following unaudited condensed pro forma financial information has been prepared based upon assumptions deemed appropriate by EFTC and are not necessarily indicative of the consolidated financial position or results of operations if the business combination had been consummated on the assumed dates and are not necessarily indicative of the actual results of the future operations of the combined companies.


                      Electronic Fab Technology Corp.
               Unaudited Pro Forma Condensed Balance Sheet
                            December 31, 1996


                                                                                 Pro Forma             Pro Forma
                                                      EFTC       CE Companies   Adjustments            Combined
  ASSETS
  Current assets:
     Cash and cash equivalents. . . . . . . . .  $   123,882        580,839     (4,900,000) (1)        704,721
                                                                                 4,900,000  (2)
     Accounts receivable . . . . . . . . . . . .   3,866,991      1,929,142          --              5,796,133
     Inventories . . . . . . . . . . . . . . . .   9,146,505      3,826,074          --             12,972,579
     Income taxes receivable . . . . . . . . . .     616,411          --             --                616,411
     Other current assets. . . . . . . . . . . .     496,255        109,077          --                605,332
        Total current assets . . . . . . . . . .  14,250,044      6,445,132          --             20,695,176
  Property, plant and equipment, net . . . . . .   8,519,824      2,337,317       (476,351) (1)     10,380,790
  Goodwill . . . . . . . . . . . . . . . . . . .       --             --         7,100,000  (1)      7,100,000
  Other assets . . . . . . . . . . . . . . . . .      99,773        140,201          --                239,974
                                                 $22,869,641      8,922,650      6,623,649          38,415,940


  LIABILITIES AND SHAREHOLDERS' EQUITY
  Current liabilities:
     Notes payable . . . . . . . . . . . . . . . $ 1,800,000        650,000          --              2,450,000
     Current portion of long-term debt . . . . .     170,000        599,019          --                769,019
     Accounts payable. . . . . . . . . . . . . .   2,320,871      1,386,274          --              3,707,145
     Income taxes payable. . . . . . . . . . . .       --            99,953          --                 99,953
     Other current liabilities . . . . . . . . .   1,450,684        766,020        600,207 (1)       2,816,911
          Total current liabilities. . . . . . .   5,741,555      3,501,266        600,207           9,843,028

  Long-term debt, net of current portion . . . .   2,890,000        977,826      4,900,000 (2)       8,767,826
  Deferred income taxes. . . . . . . . . . . . .     315,859        122,000          --                437,859
                                                   8,947,414      4,601,092      5,500,207          19,048,713

  Shareholders' equity:
    Common stock and additional
      paid-in capital. . . . . . . . . . . . . .  10,226,607         33,000      5,445,000 (1)      15,671,607
                                                                                   (33,000)(1)

   Retained earnings . . . . . . . . . . . . . .   3,695,620      4,288,558     (4,288,558)(1)       3,695,620
                                                  13,922,227      4,321,558      1,123,442          19,367,227
                                                 $22,869,641      8,922,650      6,623,649          38,415,940


  See Notes to Unaudited Pro Forma Condensed Financial Information.



                       Electronic Fab Technology Corp.
            Unaudited Pro Forma Condensed Statement of Operations
                         Year Ended December 31, 1996


                                                                                 Pro Forma          Pro Forma
                                                  EFTC        CE Companies      Adjustments         Combined

  Net sales. . . . . . . . . . . . . . . . .   $56,880,067      32,520,438            -            89,400,505

  Cost of goods sold . . . . . . . . . . . .    53,980,067      27,075,305        (40,000)(5)      81,015,372

     Gross profit. . . . . . . . . . . . . .     2,900,000       5,445,133         40,000           8,385,133

  Selling, general and
  administrative expenses. . . . . . . . . .     4,195,784       2,792,814        236,666 (4)       7,225,264

  Impairment of fixed assets . . . . . . . .       725,869            -              -                725,869

     Operating income (loss) . . . . . . . .   ( 2,021,653)      2,652,319       (196,666)            434,000

  Other income (expense):
     Interest expense. . . . . . . . . . . .      (525,854)       (101,192)      (416,500)(3)      (1,043,546)
     Other income, net . . . . . . . . . . .        82,428           9,345           -                 91,773

                                              (    443,426)        (91,847)      (416,500)           (951,773)

       Income (loss) before income taxes . .    (2,465,079)      2,560,472       (613,166)           (517,773)

  Income tax expense (benefit) . . . . . . .  (    872,114)        754,000        (45,000)(6)        (163,114)

       Net income (loss) . . . . . . . . . .  $( 1,592,965)      1,806,472       (568,166)           (354,659)


  Loss per common share. . . . . . . . . . .  $      (0.40)                                              (.06) (1)

  Weighted average common and common
  equivalent shares outstanding. . . . . . .     3,942,139                      1,980,000 (1)       5,922,139


  See Notes to Unaudited Pro Forma Condensed Financial Information.




              Electronic Fab Technology Corp.
   Notes to Unaudited Pro Forma Condensed Financial Information

   (A) Basis of Presentation

       On January 15, 1997, EFTC and CEI entered into the Merger Agreement that provides for the merger of CEI with and into a newly formed subsidiary of EFTC. Additionally, EFTC and the shareholders of
   CEWI entered into a   Purchase Agreement that provides for the
   acquisition by EFTC of all of the outstanding common stock of CEWI. The CE Companies are affiliates as a result of common ownership. The Merger Agreement and Purchase Agreement were consummated on February 24,1997. Under the terms of the Merger Agreement and the Purchase
   Agreement, EFTC    paid approximately $4.9 million in cash and issued
   1,980,000 shares of its common stock to the stockholders of the CE Companies. The Merger and the Acquisition were both accounted for using the purchase method of accounting for business combinations. Actual adjustments may differ from those presented herein upon finalization of the purchase accounting adjustments.

   (B) Pro Forma Adjustments

       The following pro forma adjustments have been made to the accompanying pro forma condensed financial information:

    1. To record goodwill in the amount of $7.1 million based upon the allocation of the estimated $10.9 million cost of the Merger and the Acquisition ($4.9 million in cash and 1,980,000 shares of Common Stock at $2.75 per share, based upon an independent valuation and estimated transaction costs) and to eliminate the equity accounts of the CE Companies. No allocation was made to leasehold improvements with a historical book value of $476,351, which are expected to be abandoned.

    2. To record the borrowings for the Merger and the Acquisition of $4.9 million.

    3. To record interest expense on the borrowings for the Merger and the Acquisition at an assumed interest rate of 8.5% per annum.

    4. To record amortization of goodwill resulting from the Merger and the Acquisition over a 30 year period.

    5. Elimination of depreciation expense relating to certain leasehold improvements that are expected to be abandoned after consummation of the Merger and the Acquisition.

    6. To record income tax expense (benefit) for the taxable income of CEWI, an S Corporation, net of the effect of the pro forma adjustments.